Exhibit 99.2
PROXY THIS PROXY AND AGENCY APPOINTMENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECHO TECHNOLOGY (DELAWARE), INC. The undersigned shareholder of ESS TECHNOLOGY, INC., a California corporation (the “ESS”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus of ESS and of ECHO TECHNOLOGY (DELAWARE), INC. a Delaware corporation (the “Company”), each dated April , 2008, and hereby appoints Robert L. Blair and John A. Marsh, or either of them, proxies, agents and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned with respect to all shares of the Company to be received by the undersigned upon the consummation of the merger of ESS with and into the Company in connection with the action by written consent of stockholders of ECHO TECHNOLOGY (DELAWARE), INC., to adopt the Agreement and Plan of Merger with an affiliate of Imperium Partners Group, LLC and approve the cash-out merger thereunder and to execute such written consent with respect to all shares of Common Stock of the Company

Mark Here The Board of Directors recommends a vote FOR item 1. for Address Change or Comments PLEASE SEE REVERSE SIDE FOR AGAINST ABSTAIN Proposal 1: Proposal to adopt the Agreement and Plan of Merger with an affiliate of Imperium Partners Group, LLC, and approve the cash-out merger thereunder. WILL ATTEND If you plan to attend the Meeting, please mark the WILL ATTEND box THIS PROXY AND AGENCY APPOINTMENT WILL BE USED TO EXECUTE THE WRITTEN CONSENT ADOPTING THE MERGER AGREEMENT IF MARKED “FOR” PROPOSAL 1. Signature(s) x Dated:___, 2008 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. s FOLD AND DETACH HERE s WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to [ ] meeting date. Your proxy and agency appointment by Internet or telephone “FOR” Proposal 1 authorizes the named proxies, as agents and attorneys-in-fact, to execute the written consent approving Proposal 1 in the same manner if marked, signed and returned on the proxy card. INTERNET TELEPHONE http://www.proxyvoting.com/esstechnology 1-866-540-5760 Use the Internet to submit this proxy and OR Use any touch-tone telephone agency appointment. Have the proxy card to submit this proxy and agency in hand when accessing the web site. appointment. Have the proxy card in hand when calling. If submitting this proxy and agency appointment by Internet or by telephone, you do NOT need to mail back the proxy card. To submit this proxy and agency appointment by mail, mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. Choose MLink(SM) for fast, easy and secure 24/7 online access to future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor SeviceDirect(®) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment. You can view the ESS Technology, Inc. Joint Proxy Statement and Prospectus on the internet at: http://www.xxxxxxx.com